Exhibit 99.1
[QUANTUM LOGO]	[RIVERBED LOGO]

For Release:

Oct. 1, 2008

1:30 p.m. PDT

QUANTUM AND RIVERBED SETTLE PATENT LAWSUITS

SAN JOSE and SAN FRANCISCO, Calif., Oct. 1, 2008 - Quantum Corp. (NYSE:QTM) and Riverbed Technology, Inc. (NASDAQ:RVBD) today announced that they have settled their mutual patent infringement lawsuits that were pending in U.S. District Court in San Francisco. The companies did not comment on the terms of the settlement.

About Quantum

Quantum Corp. (NYSE:QTM) is the leading global storage company specializing in backup, recovery and archive. Combining focused expertise, customer-driven innovation, and platform independence, Quantum provides a comprehensive, integrated range of disk, tape, and software solutions supported by a world-class sales and service organization. This includes the
DXi-Series, the first disk backup solutions to extend the power of data de-duplication and replication across the distributed enterprise. As a long-standing and trusted partner, the company works closely with a broad network of resellers, OEMs and other suppliers to meet customers' evolving data protection needs. Quantum Corp., 1650 Technology Drive, Suite 800, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

About Riverbed

Riverbed Technology (NASDAQ:RVBD) is the technology and market leader in wide-area data services (WDS) solutions for companies worldwide. By enabling application performance over the wide area network (WAN) that is orders of magnitude faster than what users experience today, Riverbed is changing the way people work, and enabling a distributed workforce that can collaborate as if they were local. Additional information about Riverbed is available at www.riverbed.com.

QUANTUM CONTACT:

Brad Cohen

Quantum Corp.

(408) 944-4044

brad.cohen@quantum.com

RIVERBED MEDIA CONTACT:

Kristalle Ward

Riverbed Technology, Inc.

(415) 247-8140

kward@riverbed.com

RIVERBED INVESTOR RELATIONS CONTACT:

Renee Lyall

Riverbed Technology, Inc.

(415) 247-6353

rlyall@riverbed.com